EXHIBIT 10-1

Fax Information
December 22, 2006	No. of Pages
To:	From
Co.:	Co.	CoBank
Fax #:	Phone #	1-800-255-6190

	Payoff Statement

Calculation Date: December 22, 2006	Payoff Date: December 22, 2006	Relationship Manager ROGER OPP

ULM TELECOM		00013301

Agreement #	Obligation Number	Principal Balance	Accrued Interest	Basis	Interest Rate	Per Diem	Prepayment Penalties

ML0788T2	001282354	$7,500,000.00	$16,182.32	360	6.9600%	$1,450.00

Total:		$7,500,000.00	$16,182.32			$1,450.00	$0.00

Summary

Principal Due:	$7,500,000.00	ACH Customer
Accrued Int to today:	$16,182.32
Interest to Payoff Date:	$0.00	Yes No
Prepayment Penalty: **	$0.00
Cash Manager Fees (Current Month)

Cash Manager Fees (Prior Month Due)
Unadvanced Commitment Fee	$3,864.58
Wire Fees	$16.00

Total Due: December 22, 2006	$7,520,062.90	Total Per Diem	$1,450.00

NOTE: This payoff quote is valid only through the payoff date shown above. Furthermore, to the extent that you continue to use CoBank Cash Manager services, additional fees may apply.

** Prepayment penalties noted on this payoff statement are valid for the calculation date only, and will have to be recalculated if collected funds are not received on the date of calculation.

For questions, please contact CoBank Customer Service at 1-800-255-6190. Our regular business hours are 6:30 a.m. to 4:00 p.m. Mountain Time.
Funds must be received by 4:00 p.m. Mountain Time for same day credit.